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                                  Exhibit (15)




November 2, 2001



USG Corporation
125 South Franklin Street
Chicago, Illinois  60606



We are aware that USG Corporation has incorporated by reference into previously filed Registration Statement Numbers 33-40136, 33-64217 and 33-60563 on Form S-3 and 33-22581, as amended, 33-22930, 33-36303, 33-52573, 33-52715, 33-63554, and
33-65383 on Form S-8 its Form 10-Q for the quarter ended September 30, 2001, which includes our report dated October 24, 2001, covering the unaudited condensed financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, these reports are not considered a part of the registration statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act. It should be noted that we have not performed any procedures subsequent to October 24, 2001.


Very truly yours,

/s/ ARTHUR ANDERSEN LLP


ARTHUR ANDERSEN LLP




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